EXHIBIT 99.1

Contacts:
Jennifer Lew	Michael Ostrach
Vice President, Finance	Vice President and Chief Business Officer
510-665-7217	510-665-7257
jlew@dynavax.com	mostrach@dynavax.com

DYNAVAX ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

BERKELEY, Calif. – November 2, 2011 – Dynavax Technologies Corporation (NASDAQ: DVAX) today announced that it intends to offer and sell shares of its common stock, subject to market and other conditions, in an underwritten public offering. Dynavax also expects to grant the underwriters a 30-day option to purchase additional shares of common stock to cover overallotments, if any. Dynavax anticipates using the net proceeds from the offering primarily to fund activities in connection with the anticipated approval and commercial launch of HEPLISAVTM, and for other general corporate purposes, including working capital.

Cowen and Company, LLC is acting as sole book-running manager for the offering and William Blair & Company, L.L.C. is acting as co-manager.

The securities described above are being offered by Dynavax pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on July 22, 2011. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops novel products to prevent and treat infectious and inflammatory diseases. The Company’s lead product candidate is HEPLISAV, a Phase 3 investigational adult hepatitis B vaccine designed to provide rapid and superior protection with fewer doses than current licensed vaccines.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to a number of risks and uncertainties, including statements regarding our expectations with respect to the completion, timing and size of our proposed public offering and the application of the net proceeds from the offering. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties inherent in our business, including whether successful clinical and regulatory development and approval of

HEPLISAV and our process for its manufacture can occur in a timely manner or without significant additional studies or difficulties or delays in development or clinical trial enrollment, whether the studies can support registration for commercialization of HEPLISAV; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process, including the outcome of pre-filing discussions with regulatory authorities; our ability to obtain additional financing to support the development and commercialization of HEPLISAV and our other operations, possible claims against us based on the patent rights of others; and other risks detailed in the “Risk Factors” section of our current periodic reports with the SEC. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

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